Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
July 21, 2014

SunTrust Reports Second Quarter 2014 Results
Solid Balance Sheet Growth and Increased Noninterest Income Generate Revenue Momentum
Core Expense Discipline and Strong Asset Quality Performance Continue

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $387 million, or $0.72 per average common diluted share. The current quarter's results were negatively impacted by $0.09 per share related to specific items described below. Excluding these items, earnings per share in the current quarter were $0.81 compared to $0.73 in the prior quarter and $0.68 in the second quarter of 2013. For the first half of 2014, earnings per share were $1.45, and excluding the items described below, were $1.54 per share, 18% higher than the first half of 2013.

Summary of July 3, 2014 8-K and Other Legacy Mortgage-Related Matters:

•	SunTrust Mortgage entered into a settlement agreement regarding its administration of the federal Home Affordable Modification Program that resulted in a $204 million pre-tax charge.

•	The Company recorded a $105 million pre-tax gain pursuant to the completion of the sale of its asset management subsidiary, RidgeWorth Capital Management, Inc. ("RidgeWorth").

•	The progression of other legacy mortgage-related matters resulted in a net $25 million accrual reversal.

•	In aggregate, the aforementioned items negatively impacted net income in the current quarter by $49 million, or $0.09 per share.

“Favorable revenue trends, particularly growth in loans, deposits and fee income, coupled with continued expense discipline and further asset quality improvements led to solid core earnings growth this quarter,” said William H. Rogers, Jr., Chairman and Chief Executive Officer of SunTrust Banks, Inc. "The sale of RidgeWorth and resolution of certain legacy mortgage matters enable us to further sharpen our efforts to deepen client relationships, expand key businesses, and improve efficiency to benefit our shareholders, clients and communities.”

Second Quarter 2014 Financial Highlights
Income Statement

•
Net income available to common shareholders was $387 million, or $0.72 per average common diluted share; excluding the July 3, 2014 8-K and other legacy mortgage-related matters, net income available to common shareholders was $436 million, or $0.81 per share.

◦	Net income available to common shareholders was $393 million, or $0.73 per share, and $365 million, or $0.68 per share, in the prior quarter and second quarter of 2013, respectively.

•	Total revenue increased $171 million, or 8%, compared to the prior quarter. Excluding the sale of RidgeWorth, total revenue increased $66 million, or 3%, compared to the prior quarter.

◦	Net interest income increased $5 million due to loan growth and one additional day.

◦	Excluding the sale of RidgeWorth, noninterest income increased $61 million compared to the prior quarter, driven by higher investment banking income and broad-based fee income growth.

•
Reported noninterest expense increased $160 million compared to the prior quarter. Excluding the $179 million in specific legacy mortgage-related operating losses incurred in the second quarter and the $36 million legacy affordable housing impairment in the first quarter, noninterest expense increased $17 million sequentially.

Balance Sheet

•
Average performing loans increased $2.3 billion, or 2%, sequentially, and $9.8 billion, or 8%, compared to the second quarter of 2013, driven primarily by growth in the C&I, commercial real estate, and consumer portfolios.

•	Average client deposits increased 2% sequentially and 3% compared to the second quarter of 2013, with the favorable mix shift toward lower-cost deposits continuing.

Capital

•	Estimated capital ratios continued to be well above regulatory requirements. The Basel I Tier 1 common and Basel III Common Equity Tier 1 ratios were both estimated to be 9.7%.

•	During the quarter, the Company increased its quarterly common stock dividend from $0.10 per share to $0.20 per share and repurchased $83 million of its common shares.

•
Book value per share was $40.18 and tangible book value per common share was $28.64, up 2% and 3%, respectively, compared to March 31, 2014. The increase was primarily due to growth in retained earnings.

Asset Quality

•	Asset quality continued to improve as nonperforming loans decreased 3% from the prior quarter and totaled 0.69% of total loans at June 30, 2014.

•	The provision for credit losses declined $29 million compared to the prior quarter and $73 million compared to the second quarter of 2013.

•	Annualized net charge-offs were 0.35% of average loans and unchanged relative to the prior quarter.

Income Statement (presented on a fully taxable-equivalent basis)	2Q 2013	1Q 2014	2Q 2014
(Dollars in millions, except per share data)
Net income available to common shareholders	$365	$393	$387
Earnings per average common diluted share	0.68	0.73	0.72
Total revenue	2,100	2,030	2,201
Net interest income	1,242	1,239	1,244
Provision for credit losses	146	102	73
Noninterest income	858	791	957
Noninterest expense	1,387	1,357	1,517
Net interest margin	3.25%	3.19%	3.11%

Balance Sheet
(Dollars in billions)
Average loans	$121.4	$128.5	$130.7
Average consumer and commercial deposits	126.6	128.4	130.5

Capital
Tier 1 capital ratio(1)	11.24%	10.88%	10.65%
Tier 1 common ratio(1)	10.19%	9.90%	9.70%
Total average shareholders’ equity to total average assets	12.33%	12.28%	12.23%

Asset Quality
Net charge-offs to average loans (annualized)	0.59%	0.35%	0.35%
Allowance for loan and lease losses to period end loans	1.75%	1.58%	1.55%
Nonperforming loans to total loans	0.94%	0.72%	0.69%
 (1) Current period Tier 1 capital and Tier 1 common ratios are estimated as of the date of this news release.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.2 billion for the current quarter, an increase of $171 million, or 8%, compared to the prior quarter. Excluding the sale of RidgeWorth, total revenue increased $66 million, or 3%, compared to the prior quarter. The sequential increase was primarily driven by broad-based growth across most noninterest income categories. Compared to the second quarter of 2013, total revenue, excluding the sale of RidgeWorth, declined $4 million as higher investment banking and mortgage servicing income was offset by a decline in mortgage production income.
For the six months ended June 30, 2014, total revenue was $4.2 billion, an increase of $17 million compared to the first six months of 2013. Excluding the sale of RidgeWorth, total revenue declined $88 million. The decline was primarily driven by lower mortgage production income, which was partially offset by increases in mortgage servicing, investment banking, and retail investment services.
Net Interest Income
Net interest income was $1.2 billion for the current quarter, an increase of $5 million from the prior quarter. The increase was primarily due to one additional day and higher average loan balances, partially offset by a 7 basis point decline in loan yields. Compared to the second quarter of 2013, net interest income increased $2 million primarily due to higher average loan balances, partially offset by a 15 basis point decline in earning asset yields.
Net interest margin for the current quarter was 3.11%, a decline of 8 basis points from the prior quarter. This decline was primarily driven by a 7 basis point decline in loan yields while interest-bearing deposit costs remained stable. The net interest margin decreased 14 basis points compared to the second quarter of 2013, primarily due to a 15 basis point decrease in earning asset yields, partially offset by a 2 basis point reduction in rates paid on interest-bearing liabilities.
For the six months ended June 30, 2014, net interest income was $2.5 billion, a $10 million decrease compared to the first six months of 2013. The net interest margin was 3.15% for the first half of 2014, a 14 basis point reduction compared to the same period in 2013, largely driven by a decline in loan yields.
Noninterest Income
Noninterest income was $957 million for the current quarter compared to $791 million for the prior quarter and $858 million for the second quarter of 2013. Excluding the sale of RidgeWorth, noninterest income increased $61 million sequentially and declined $6 million compared to the prior year. The sequential increase was due to growth in investment banking, a $19 million gain from the sale of government guaranteed residential mortgage loans, and broad-based increases in most other fee income categories. These increases were partially offset by a decline in trust and investment management income as a result of the sale of RidgeWorth. Compared to the prior year, the $6 million decline was primarily due to lower mortgage production income, partially offset by higher investment banking and mortgage servicing income.
Mortgage production income for the current quarter was $52 million compared to $43 million for the prior quarter and $133 million for the second quarter of 2013. The $9 million sequential quarter increase was driven by a 31% increase in closed production volume, primarily related to increased purchase activity. Compared to the second quarter of 2013, mortgage production income decreased $81 million, primarily due to a decline in refinance production volume and gain on sale margins.
Mortgage servicing income was $45 million in the current quarter compared to $54 million in the prior quarter and $1 million the second quarter of 2013. The $9 million decrease compared to the prior quarter was due to an increase in mortgage prepayment speeds. Compared to the second quarter of 2013, the $44 million increase was primarily due to a decline in loan prepayments, resulting in lower decay. The servicing portfolio was $134 billion at June 30, 2014 compared to $140 billion at June 30, 2013.
Investment banking income was $119 million for the current quarter compared to $88 million in the prior quarter and $93 million in the second quarter of 2013. The increase compared to both periods was primarily driven by higher client activity across most origination and advisory product categories. Trading income was $47 million for the current quarter compared to $49 million for both the prior quarter and the second quarter of 2013.
Other noninterest income was $170 million for the current quarter compared to $38 million for the prior quarter and $44 million for the second quarter of 2013. The $132 million increase compared to the prior quarter was driven by the $105 million gain on the sale of RidgeWorth, a $19 million gain on the sale of government guaranteed residential mortgage loans, and higher leasing-related income. The $126 million increase compared to the second quarter of 2013 was primarily driven by the same transactional gains impacting the sequential quarter comparison.
For the six months ended June 30, 2014, noninterest income was $1.7 billion, an increase of $27 million over the same period in 2013. Excluding the sale of RidgeWorth, noninterest income declined $78 million, driven by lower mortgage production income, partially offset by higher investment banking and mortgage servicing income.
Noninterest Expense
Noninterest expense for the current quarter was $1.5 billion, which included the $179 million of specific legacy mortgage-related operating losses. Excluding these operating losses and the $36 million legacy affordable housing impairment in the prior quarter, noninterest expense increased $17 million sequentially. Compared to the second quarter of 2013, and excluding the aforementioned operating losses, noninterest expense declined $49 million, primarily due to lower cyclical costs and the continued focus on expense management.
Employee compensation and benefits expense was $763 million in the current quarter compared to $800 million in the prior quarter and $737 million in the second quarter of 2013. The sequential quarter decrease of $37 million was primarily the result of the seasonal decline in employee benefits and FICA taxes. The $26 million increase from the second quarter of 2013 was due to higher salaries related to targeted hiring in certain revenue producing businesses and the impact of merit increases.
Operating losses were $218 million in the current quarter and included $179 million of net charges related to specific legacy mortgage-related matters. Comparatively, operating losses were $21 million in the prior quarter and $72 million in the second quarter of 2013, which included $45 million in accruals related to specific mortgage-related legal matters.
Outside processing and software expense was $181 million in the current quarter compared to $170 million in the prior quarter and $187 million in the second quarter of 2013. The $11 million sequential quarter increase was primarily due to increased utilization of outside vendors. The $6 million decrease compared to the second quarter of 2013 was primarily due to lower mortgage production volume.

Marketing and customer development expense was $30 million in the current quarter compared to $25 million in the prior quarter and $31 million in the second quarter of 2013. The $5 million sequential quarter increase reflects seasonally lower advertising expenses during the first quarter.
Other noninterest expense was $156 million in the current quarter compared to $168 million in the prior quarter and $181 million in the second quarter of 2013. The $12 million sequential quarter decrease was primarily driven by the $36 million legacy affordable housing impairment recognized in the prior quarter, partially offset by increases in legal, consulting, and other operating expenses. The $25 million decrease from the second quarter of 2013 was primarily related to lower credit and collections services expenses, which reflects the decline in nonperforming assets.
For the six months ended June 30, 2014, noninterest expense was $2.9 billion compared to $2.7 billion in 2013. The $135 million increase was due to the $179 million of specific legacy mortgage-related operating losses incurred in the second quarter of 2014 and higher employee compensation, partially offset by broad-based reductions in other operating expenses. Excluding the $179 million of operating losses in the second quarter of 2014 and $36 million legacy affordable housing impairment in the first quarter of 2014, noninterest expense declined $80 million from the six months ended June 30, 2013 to the six months ended June 30, 2014.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $173 million compared to $125 million for the prior quarter and $156 million for the second quarter of 2013. The effective tax rate was 30% in the current quarter compared to 24% in the prior quarter and 29% in the second quarter of 2013.  The sequential increase in the effective tax rate was primarily due to favorable discrete items that were recognized in the prior quarter.  The effective tax rate increased slightly compared to the second quarter of 2013, primarily due to higher pre-tax earnings in the current quarter.
In the first quarter of 2014, the Company adopted accounting guidance that resulted in the amortization expense of investments in low income housing properties being classified in the income tax provision, whereas the amortization was previously recorded in noninterest expense.  Prior periods have been restated to conform to this new accounting guidance, resulting in a reduction in noninterest expense and increase in income tax provision of $10 million and $20 million for the second quarter of 2013 and the first six months of 2013, respectively. The adoption of the accounting guidance had no impact on net income or earnings per share.
Balance Sheet
At June 30, 2014, the Company had total assets of $182.6 billion and shareholders’ equity of $22.1 billion, representing 12% of total assets. Book value per share was $40.18 and tangible book value per common share was $28.64, up 2% and 3%, respectively, compared to March 31, 2014, driven by growth in retained earnings and higher accumulated other comprehensive income.
Loans
Average performing loans were $129.8 billion for the current quarter, an increase of $2.3 billion, or 2%, from the prior quarter driven by a $1.9 billion, or 3%, increase in C&I loans, a $436 million, or 8%, increase in commercial real estate loans, and a $383 million, or 12%, increase in consumer direct loans, reflecting the breadth of our loan growth. Partially offsetting the loan growth was a $574 million, or 1%, decline in average residential real estate-related loans, due to certain balance sheet management actions the Company undertook during the second quarter. Specifically, the Company sold $325 million in government guaranteed residential mortgage loans and $149 million of accruing restructured residential mortgage loans. The Company also transferred $2.1 billion of government guaranteed residential mortgage loans to loans held for sale in anticipation of the sale of these loans in the third quarter. The Company currently anticipates investing the proceeds of the government guaranteed residential mortgage loan sales into high-quality liquid securities in anticipation of forthcoming regulatory requirements regarding liquidity ratios. Compared to the second quarter of 2013, average performing loans increased $9.8 billion, or 8%, with broad-based grow th across most portfolios.
Deposits
Average client deposits for the current quarter were $130.5 billion compared to $128.4 billion in the prior quarter and $126.6 billion in the second quarter of 2013. Average client deposits increased $2.1 billion during the current quarter due to a $1.8 billion, or 2%, increase in combined NOW, money market, and savings account balances and a $1.0 billion increase in demand deposits, which were partially offset by a $0.8 billion, or 6%, decline in time deposit balances. Compared to the second quarter of 2013, average client deposits increased $3.9 billion, or 3%. The growth was driven by increases of $3.2 billion and $1.1 billion in NOW and money market account balances, respectively, and $1.3 billion in demand deposits. The growth in lower cost deposits was partially offset by a $2.1 billion, or 15%, decrease in time deposits.
Capital and Liquidity
The Company’s estimated capital ratios are well above current regulatory requirements with Basel I Tier 1 capital, Basel I Tier 1 common, and Basel III Common Equity Tier 1 ratios at an estimated 10.65%, 9.70%, and 9.70%, respectively, at June 30, 2014. The ratios of total average equity to total average assets and tangible equity to tangible assets were 12.23% and 9.07%, respectively, at June 30, 2014. Both metrics were relatively stable to prior quarter, as an increase in retained earnings and accumulated other comprehensive income was offset by balance sheet growth. The Company continues to have substantial available liquidity in the form of its client deposit base, cash, its portfolio of high-quality government-backed securities, and other available funding sources.
During the second quarter, the Company declared a common stock dividend of $0.20 per common share, an increase of $0.10 per share from the prior quarter and the second quarter of 2013. Additionally, during the second quarter, the Company repurchased $83 million of its common stock. Based on guidance issued during the second quarter by the Federal Reserve, the Company’s repurchase activity was, and will be, modestly constrained due to a reduction in its forecast of share based issuances, primarily related to employees and minority interest shareholders. The Company currently expects to repurchase between $300 million to $350 million of additional common stock over the next three quarters.
Asset Quality
Total nonperforming assets were $1.0 billion at June 30, 2014, declining 5% compared to the prior quarter and 25% compared to the prior year. Nonperforming loans totaled $899 million at June 30, 2014, a decrease of 3% compared to the prior quarter and 21% compared to the prior year. At June 30, 2014, the percentage of nonperforming loans to total loans was 0.69%. Other real estate owned totaled $136 million, a 10% decrease from the prior quarter.
Net charge-offs were $113 million during the current quarter, relatively stable compared to the prior quarter and down $66 million compared to the second quarter of 2013. The decline in net charge-offs compared to the second quarter of 2013 was primarily driven by lower residential and commercial loan net charge-offs. The ratio of annualized net charge-offs to total average loans was 0.35% during both the current quarter and the prior quarter compared to 0.59% during the second quarter of 2013. The provision for credit losses was $73 million, compared to $102 million during the prior quarter, as asset quality continued to improve. The provision for credit losses declined $73 million from the second quarter of 2013 as the improvement in asset quality more than offset the impact of loan growth.

At June 30, 2014, the allowance for loan and lease losses was $2.0 billion and represented 1.55% of total loans, a $37 million and three basis point decrease from March 31, 2014. The decline in the allowance for loan and lease losses and the allowance to total loans ratio was due to modest asset quality improvements in the current quarter and the sale of $149 million of accruing restructured residential mortgage loans, which reduced the allowance by $16 million.
Early stage delinquencies declined 4 basis points from the prior quarter to 0.63% at June 30, 2014. The decline was primarily due to residential and commercial loans. Excluding government-guaranteed loans, early stage delinquencies were 0.29%, down 3 basis points from the prior quarter.
Accruing restructured loans totaled $2.6 billion and nonaccruing restructured loans totaled $0.4 billion at June 30, 2014, of which $2.7 billion of restructured loans related to residential loans, $0.1 billion were commercial loans, and $0.1 billion related to consumer loans. The decline in accruing restructured loans was primarily driven by the aforementioned sale.

BUSINESS SEGMENT FINANCIAL PERFORMANCE
Business Segment Results
The Company has included business segment financial tables as part of this release. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and generally accepted accounting principles ("GAAP"), certain matched-maturity funds transfer pricing credits and charges, as well as equity and its related impact. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available on the Investor Relations portion of the Company’s website at www.suntrust.com/investorrelations. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on July 21, 2014, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q14). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q14). A replay of the call will be available approximately one hour after the call ends on July 21, 2014, and will remain available until August 21, 2014, by dialing 1-888-437-4650 (domestic) or 1-402-998-1324 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of July 21, 2014, listeners may access an archived version of the webcast in the “Recent Earnings and Conference Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases, and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
	2014	2013	Change	2014	2013	Change
EARNINGS & DIVIDENDS
Net income	$399	$377	6%	$804	$729	10%
Net income available to common shareholders	387	365	6	780	705	11
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items from the second quarter of 2014 [1]	436	365	19	829	705	18
Total revenue - FTE [1,2]	2,201	2,100	5	4,231	4,214	—
Total revenue - FTE excluding gain on sale of asset management subsidiary [1,2]	2,096	2,100	—	4,126	4,214	(2)
Net income per average common share
Diluted	0.72	0.68	6	1.45	1.31	11
Diluted, excluding the impact of Form 8-K and other legacy mortgage-related items from the second quarter of 2014 [1]	0.81	0.68	19	1.54	1.31	18
Basic	0.73	0.68	7	1.47	1.32	11
Dividends paid per common share	0.20	0.10	100	0.30	0.15	100
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$179,820	$172,537	4%	$178,404	$172,175	4%
Earning assets	160,373	153,495	4	158,866	152,986	4
Loans	130,734	121,372	8	129,635	121,128	7
Intangible assets including MSRs	7,614	7,455	2	7,640	7,417	3
MSRs	1,220	1,039	17	1,242	998	24
Consumer and commercial deposits	130,472	126,579	3	129,440	127,114	2
Brokered time and foreign deposits	1,893	2,075	(9)	1,953	2,122	(8)
Total shareholders’ equity	21,994	21,272	3	21,861	21,195	3
Preferred stock	725	725	—	725	725	—
As of
Total assets				182,559	171,546	6
Earning assets				162,422	154,426	5
Loans				129,744	122,031	6
Allowance for loan and lease losses				2,003	2,125	(6)
Consumer and commercial deposits				131,792	125,588	5
Brokered time and foreign deposits				1,493	2,031	(26)
Total shareholders’ equity				22,131	21,007	5
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.89%	0.88%	1%	0.91%	0.85%	7%
Return on average common shareholders’ equity	7.29	7.12	2	7.44	6.95	7
Return on average tangible common shareholders' equity [1]	10.29	10.35	(1)	10.53	10.12	4
Net interest margin [2]	3.11	3.25	(4)	3.15	3.29	(4)
Efficiency ratio [2,3]	68.93	66.07	4	67.92	65.02	4
Tangible efficiency ratio [1,2,3]	68.77	65.78	5	67.76	64.73	5
Effective tax rate [3]	30.23	29.27	3	27.05	30.33	(11)
Tier 1 common [4]				9.70	10.19	(5)
Tier 1 capital [4]				10.65	11.24	(5)
Total capital [4]				12.50	13.43	(7)
Tier 1 leverage [4]				9.56	9.40	2
Total average shareholders’ equity to total average assets	12.23	12.33	(1)	12.25	12.31	—
Tangible equity to tangible assets [1]				9.07	8.95	1

Book value per common share				$40.18	$37.65	7
Tangible book value per common share [1]				28.64	26.08	10
Market price:
High	$40.84	$32.84	24	41.26	32.84	26
Low	36.82	26.97	37	36.23	26.93	35
Close				40.06	31.57	27
Market capitalization				21,344	17,005	26
Average common shares outstanding (000s)
Diluted	535,486	539,763	(1)	536,234	539,812	(1)
Basic	529,764	535,172	(1)	530,459	535,425	(1)
Full-time equivalent employees				25,841	26,199	(1)
Number of ATMs				2,212	2,874	(23)
Full service banking offices				1,473	1,539	(4)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

[4]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
EARNINGS & DIVIDENDS
Net income	$399	$405	$426	$189	$377
Net income available to common shareholders	387	393	413	179	365
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items from the second quarter of 2014 and Form 8-K items from the third quarter of 2013 [1]	436	393	413	358	365
Total revenue - FTE [1,2]	2,201	2,030	2,061	1,920	2,100
Total revenue - FTE excluding gain on sale of asset management subsidiary [1,2]	2,096	2,030	2,061	1,920	2,100
Net income per average common share
Diluted	0.72	0.73	0.77	0.33	0.68
Diluted, excluding the impact of Form 8-K and other legacy mortgage-related items from the second quarter of 2014 and Form 8-K items from the third quarter of 2013 [1]	0.81	0.73	0.77	0.66	0.68
Basic	0.73	0.74	0.78	0.33	0.68
Dividends paid per common share	0.20	0.10	0.10	0.10	0.10
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$179,820	$176,971	$173,791	$171,838	$172,537
Earning assets	160,373	157,343	154,567	154,235	153,495
Loans	130,734	128,525	125,649	122,672	121,372
Intangible assets including MSRs	7,614	7,666	7,658	7,643	7,455
MSRs	1,220	1,265	1,253	1,232	1,039
Consumer and commercial deposits	130,472	128,396	127,460	126,618	126,579
Brokered time and foreign deposits	1,893	2,013	2,010	2,007	2,075
Total shareholders’ equity	21,994	21,727	21,251	21,027	21,272
Preferred stock	725	725	725	725	725
As of
Total assets	182,559	179,542	175,335	171,777	171,546
Earning assets	162,422	158,487	156,856	154,802	154,426
Loans	129,744	129,196	127,877	124,340	122,031
Allowance for loan and lease losses	2,003	2,040	2,044	2,071	2,125
Consumer and commercial deposits	131,792	130,933	127,735	126,861	125,588
Brokered time and foreign deposits	1,493	2,023	2,024	2,022	2,031
Total shareholders’ equity	22,131	21,817	21,422	21,070	21,007
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.89%	0.93%	0.97%	0.44%	0.88%
Return on average common shareholders’ equity	7.29	7.59	7.99	3.49	7.12
Return on average tangible common shareholders' equity [1]	10.29	10.78	11.61	5.10	10.35
Net interest margin [2]	3.11	3.19	3.20	3.19	3.25
Efficiency ratio [2,3]	68.93	66.83	66.05	90.13	66.07
Tangible efficiency ratio [1,2,3]	68.77	66.65	65.84	89.82	65.78
Effective tax rate [3,5]	30.23	23.61	24.50	NM	29.27
Tier 1 common [4]	9.70	9.90	9.82	9.94	10.19
Tier 1 capital [4]	10.65	10.88	10.81	10.97	11.24
Total capital [4]	12.50	12.81	12.81	13.04	13.43
Tier 1 leverage [4]	9.56	9.57	9.58	9.46	9.40
Total average shareholders’ equity to total average assets	12.23	12.28	12.23	12.24	12.33
Tangible equity to tangible assets [1]	9.07	9.01	9.00	8.98	8.95

Book value per common share	$40.18	$39.44	$38.61	$37.85	$37.65
Tangible book value per common share [1]	28.64	27.82	27.01	26.27	26.08
Market price:
High	40.84	41.26	36.99	36.29	32.84
Low	36.82	36.23	31.97	31.59	26.97
Close	40.06	39.79	36.81	32.42	31.57
Market capitalization	21,344	21,279	19,734	17,427	17,005
Average common shares outstanding (000s)
Diluted	535,486	536,992	537,921	538,850	539,763
Basic	529,764	531,162	532,492	533,829	535,172
Full-time equivalent employees	25,841	25,925	26,281	26,409	26,199
Number of ATMs	2,212	2,243	2,243	2,846	2,874
Full service banking offices	1,473	1,501	1,497	1,508	1,539

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

[4]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

[5]	"NM" - Not meaningful. Calculated rate was not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease)		Six Months Ended		Increase/(Decrease)
	June 30				June 30
	2014	2013	Amount	% [3]	2014	2013	Amount	% [3]
Interest income	$1,346	$1,347	($1)	—%	$2,683	$2,706	($23)	(1)%
Interest expense	137	136	1	1	269	274	(5)	(2)
NET INTEREST INCOME	1,209	1,211	(2)	—	2,414	2,432	(18)	(1)
Provision for credit losses	73	146	(73)	(50)	175	358	(183)	(51)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,136	1,065	71	7	2,239	2,074	165	8
NONINTEREST INCOME
Service charges on deposit accounts	160	164	(4)	(2)	314	324	(10)	(3)
Other charges and fees	91	97	(6)	(6)	179	186	(7)	(4)
Card fees	82	78	4	5	158	154	4	3
Trust and investment management income	116	130	(14)	(11)	247	254	(7)	(3)
Retail investment services	76	69	7	10	147	130	17	13
Investment banking income	119	93	26	28	207	161	46	29
Trading income	47	49	(2)	(4)	96	91	5	5
Mortgage production related income	52	133	(81)	(61)	95	292	(197)	(67)
Mortgage servicing related income	45	1	44	NM	99	39	60	NM
Net securities (losses)/gains	(1)	—	(1)	NM	(2)	2	(4)	NM
Other noninterest income	170	44	126	NM	208	88	120	NM
Total noninterest income	957	858	99	12	1,748	1,721	27	2
NONINTEREST EXPENSE
Employee compensation and benefits	763	737	26	4	1,563	1,496	67	4
Net occupancy expense	83	86	(3)	(3)	169	175	(6)	(3)
Outside processing and software	181	187	(6)	(3)	351	365	(14)	(4)
Equipment expense	42	46	(4)	(9)	86	91	(5)	(5)
Marketing and customer development	30	31	(1)	(3)	56	61	(5)	(8)
Amortization of intangible assets	4	6	(2)	(33)	7	12	(5)	(42)
Operating losses	218	72	146	NM	239	111	128	NM
FDIC premium/regulatory exams	40	41	(1)	(2)	80	95	(15)	(16)
Other noninterest expense [1]	156	181	(25)	(14)	323	334	(11)	(3)
Total noninterest expense	1,517	1,387	130	9	2,874	2,740	134	5
INCOME BEFORE PROVISION FOR INCOME TAXES	576	536	40	7	1,113	1,055	58	5
Provision for income taxes [1]	173	156	17	11	298	317	(19)	(6)
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	403	380	23	6	815	738	77	10
Net income attributable to noncontrolling interest	4	3	1	33	11	9	2	22
NET INCOME	$399	$377	$22	6%	$804	$729	$75	10%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$387	$365	$22	6%	$780	$705	$75	11%
Net interest income - FTE [2]	1,244	1,242	2	—	2,483	2,493	(10)	—
Net income per average common share
Diluted	0.72	0.68	0.04	6	1.45	1.31	0.14	11
Basic	0.73	0.68	0.05	7	1.47	1.32	0.15	11
Cash dividends paid per common share	0.20	0.10	0.10	100	0.30	0.15	0.15	100
Average common shares outstanding (000s)
Diluted	535,486	539,763	(4,277)	(1)	536,234	539,812	(3,578)	(1)
Basic	529,764	535,172	(5,408)	(1)	530,459	535,425	(4,966)	(1)

1 Amortization expense related to qualified affordable housing investment costs is recognized in provision for income taxes for each of the periods presented as allowed by a recently adopted accounting standard. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2014	2014	Amount	% [3]	2013	2013	2013
Interest income	$1,346	$1,336	$10	1%	$1,343	$1,339	$1,347
Interest expense	137	132	5	4	130	131	136
NET INTEREST INCOME	1,209	1,204	5	—	1,213	1,208	1,211
Provision for credit losses	73	102	(29)	(28)	101	95	146
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,136	1,102	34	3	1,112	1,113	1,065
NONINTEREST INCOME
Service charges on deposit accounts	160	155	5	3	165	168	164
Other charges and fees	91	88	3	3	92	91	97
Card fees	82	76	6	8	79	77	78
Trust and investment management income	116	130	(14)	(11)	131	133	130
Retail investment services	76	71	5	7	69	68	69
Investment banking income	119	88	31	35	96	99	93
Trading income	47	49	(2)	(4)	57	33	49
Mortgage production related income/(loss)	52	43	9	21	31	(10)	133
Mortgage servicing related income	45	54	(9)	(17)	38	11	1
Net securities (losses)/gains	(1)	(1)	—	—	1	—	—
Other noninterest income	170	38	132	NM	55	10	44
Total noninterest income	957	791	166	21	814	680	858
NONINTEREST EXPENSE
Employee compensation and benefits	763	800	(37)	(5)	723	682	737
Net occupancy expense	83	86	(3)	(3)	87	86	86
Outside processing and software	181	170	11	6	191	190	187
Equipment expense	42	44	(2)	(5)	45	45	46
Marketing and customer development	30	25	5	20	40	34	31
Amortization of intangible assets	4	3	1	33	5	6	6
Operating losses	218	21	197	NM	42	350	72
FDIC premium/regulatory exams	40	40	—	—	41	45	41
Other noninterest expense [1]	156	168	(12)	(7)	187	292	181
Total noninterest expense	1,517	1,357	160	12	1,361	1,730	1,387
INCOME BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	576	536	40	7	565	63	536
Provision/(benefit) for income taxes [1]	173	125	48	38	138	(133)	156
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	403	411	(8)	(2)	427	196	380
Net income attributable to noncontrolling interest	4	6	(2)	(33)	1	7	3
NET INCOME	$399	$405	($6)	(1)%	$426	$189	$377
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$387	$393	($6)	(2)%	$413	$179	$365
Net interest income - FTE [2]	1,244	1,239	5	—	1,247	1,240	1,242
Net income per average common share
Diluted	0.72	0.73	(0.01)	(1)	0.77	0.33	0.68
Basic	0.73	0.74	(0.01)	(1)	0.78	0.33	0.68
Cash dividends paid per common share	0.20	0.10	0.10	100	0.10	0.10	0.10
Average common shares outstanding (000s)
Diluted	535,486	536,992	(1,506)	—	537,921	538,850	539,763
Basic	529,764	531,162	(1,398)	—	532,492	533,829	535,172

1 Amortization expense related to qualified affordable housing investment costs is recognized in provision/(benefit) for income taxes for each of the periods presented as allowed by a recently adopted accounting standard. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	June 30		Increase/(Decrease)
	2014	2013	Amount	% [2]
ASSETS
Cash and due from banks	$5,681	$3,027	$2,654	88%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,156	1,111	45	4
Interest-bearing deposits in other banks	22	21	1	5
Trading assets and derivatives	5,141	6,076	(935)	(15)
Securities available for sale	24,015	23,389	626	3
Loans held for sale	4,046	3,647	399	11
Loans held for investment:
Commercial and industrial	61,337	55,070	6,267	11
Commercial real estate	6,105	4,308	1,797	42
Commercial construction	1,096	667	429	64
Residential mortgages - guaranteed	661	3,622	(2,961)	(82)
Residential mortgages - nonguaranteed	24,173	23,341	832	4
Residential home equity products	14,519	14,682	(163)	(1)
Residential construction	508	635	(127)	(20)
Consumer student loans - guaranteed	5,420	5,431	(11)	—
Consumer other direct	3,675	2,483	1,192	48
Consumer indirect	11,501	11,151	350	3
Consumer credit cards	749	641	108	17
Total loans held for investment	129,744	122,031	7,713	6
Allowance for loan and lease losses	(2,003)	(2,125)	(122)	(6)
Net loans held for investment	127,741	119,906	7,835	7
Goodwill	6,337	6,369	(32)	(1)
Other intangible assets	1,277	1,244	33	3
Other real estate owned	136	198	(62)	(31)
Other assets	7,007	6,558	449	7
Total assets [1]	$182,559	$171,546	$11,013	6%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$40,891	$37,999	$2,892	8%
Interest-bearing consumer and commercial deposits:
NOW accounts	29,243	26,106	3,137	12
Money market accounts	43,942	41,684	2,258	5
Savings	6,133	5,819	314	5
Consumer time	7,334	9,050	(1,716)	(19)
Other time	4,249	4,930	(681)	(14)
Total consumer and commercial deposits	131,792	125,588	6,204	5
Brokered time deposits	1,483	2,006	(523)	(26)
Foreign deposits	10	25	(15)	(60)
Total deposits	133,285	127,619	5,666	4
Funds purchased	1,053	420	633	NM
Securities sold under agreements to repurchase	2,192	1,869	323	17
Other short-term borrowings	5,870	5,825	45	1
Long-term debt	13,155	9,818	3,337	34
Trading liabilities and derivatives	1,190	1,310	(120)	(9)
Other liabilities	3,683	3,678	5	—
Total liabilities	160,428	150,539	9,889	7
SHAREHOLDERS' EQUITY
Preferred stock, no par value	725	725	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid in capital	9,085	9,126	(41)	—
Retained earnings	12,560	11,447	1,113	10
Treasury stock, at cost, and other	(730)	(558)	172	31
Accumulated other comprehensive loss	(59)	(283)	(224)	(79)
Total shareholders' equity	22,131	21,007	1,124	5
Total liabilities and shareholders' equity	$182,559	$171,546	$11,013	6%

Common shares outstanding	532,800	538,653	(5,853)	(1)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	7	7	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	17,121	11,268	5,853	52
1 Includes earning assets of $162,422 and $154,426 at June 30, 2014 and 2013, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2014	2014	Amount	% [2]	2013	2013	2013
ASSETS
Cash and due from banks	$5,681	$6,978	($1,297)	(19)%	$4,258	$3,041	$3,027
Federal funds sold and securities borrowed or purchased under agreements to resell	1,156	907	249	27	983	1,222	1,111
Interest-bearing deposits in other banks	22	22	—	—	22	23	21
Trading assets and derivatives	5,141	4,848	293	6	5,040	5,794	6,076
Securities available for sale	24,015	23,302	713	3	22,542	22,626	23,389
Loans held for sale	4,046	1,488	2,558	NM	1,699	2,462	3,647
Loans held for investment:
Commercial and industrial	61,337	58,828	2,509	4	57,974	55,943	55,070
Commercial real estate	6,105	5,961	144	2	5,481	4,755	4,308
Commercial construction	1,096	920	176	19	855	737	667
Residential mortgages - guaranteed	661	3,295	(2,634)	(80)	3,416	3,527	3,622
Residential mortgages - nonguaranteed	24,173	24,331	(158)	(1)	24,412	24,106	23,341
Residential home equity products	14,519	14,637	(118)	(1)	14,809	14,826	14,682
Residential construction	508	532	(24)	(5)	553	582	635
Consumer student loans - guaranteed	5,420	5,533	(113)	(2)	5,545	5,489	5,431
Consumer other direct	3,675	3,109	566	18	2,829	2,670	2,483
Consumer indirect	11,501	11,339	162	1	11,272	11,035	11,151
Consumer credit cards	749	711	38	5	731	670	641
Total loans held for investment	129,744	129,196	548	—	127,877	124,340	122,031
Allowance for loan and lease losses	(2,003)	(2,040)	(37)	(2)	(2,044)	(2,071)	(2,125)
Net loans held for investment	127,741	127,156	585	—	125,833	122,269	119,906
Goodwill	6,337	6,377	(40)	(1)	6,369	6,369	6,369
Other intangible assets	1,277	1,282	(5)	—	1,334	1,287	1,244
Other real estate owned	136	151	(15)	(10)	170	196	198
Other assets	7,007	7,031	(24)	—	7,085	6,488	6,558
Total assets [1]	$182,559	$179,542	$3,017	2%	$175,335	$171,777	$171,546
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$40,891	$39,792	$1,099	3%	$38,800	$39,006	$37,999
Interest-bearing consumer and commercial deposits:
NOW accounts	29,243	29,151	92	—	28,164	25,495	26,106
Money market accounts	43,942	43,196	746	2	41,873	43,106	41,684
Savings	6,133	6,217	(84)	(1)	5,842	5,778	5,819
Consumer time	7,334	8,102	(768)	(9)	8,475	8,742	9,050
Other time	4,249	4,475	(226)	(5)	4,581	4,734	4,930
Total consumer and commercial deposits	131,792	130,933	859	1	127,735	126,861	125,588
Brokered time deposits	1,483	2,023	(540)	(27)	2,024	2,022	2,006
Foreign deposits	10	—	10	NM	—	—	25
Total deposits	133,285	132,956	329	—	129,759	128,883	127,619
Funds purchased	1,053	1,269	(216)	(17)	1,192	934	420
Securities sold under agreements to repurchase	2,192	2,133	59	3	1,759	1,574	1,869
Other short-term borrowings	5,870	5,277	593	11	5,788	4,479	5,825
Long-term debt	13,155	11,565	1,590	14	10,700	9,985	9,818
Trading liabilities and derivatives	1,190	1,041	149	14	1,181	1,346	1,310
Other liabilities	3,683	3,484	199	6	3,534	3,506	3,678
Total liabilities	160,428	157,725	2,703	2	153,913	150,707	150,539
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	725	725	—	—	725	725	725
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid in capital	9,085	9,107	(22)	—	9,115	9,117	9,126
Retained earnings	12,560	12,278	282	2	11,936	11,573	11,447
Treasury stock, at cost, and other	(730)	(643)	87	14	(615)	(579)	(558)
Accumulated other comprehensive loss	(59)	(200)	(141)	(71)	(289)	(316)	(283)
Total shareholders’ equity	22,131	21,817	314	1	21,422	21,070	21,007
Total liabilities and shareholders’ equity	$182,559	$179,542	$3,017	2%	$175,335	$171,777	$171,546

Common shares outstanding	532,800	534,780	(1,980)	—%	536,097	537,549	538,653
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	7	7	—	—	7	7	7
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	17,121	15,141	1,980	13	13,824	12,372	11,268
1 Includes earning assets of $162,422, $158,487, $156,856, $154,802, and $154,426 at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	June 30, 2014			March 31, 2014			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$60,141	$545	3.63%	$58,287	$538	3.74%	$1,854	(0.11)	$5,651	(0.38)
Commercial real estate	6,052	44	2.92	5,616	41	2.93	436	(0.01)	1,790	(0.35)
Commercial construction	1,006	9	3.41	894	7	3.31	112	0.10	378	(0.06)
Residential mortgages - guaranteed	2,994	27	3.62	3,351	30	3.62	(357)	—	(774)	0.76
Residential mortgages - nonguaranteed	23,849	237	3.98	23,933	242	4.05	(84)	(0.07)	1,379	(0.32)
Home equity products	14,394	128	3.58	14,516	129	3.59	(122)	(0.01)	36	(0.07)
Residential construction	474	5	4.34	485	5	4.40	(11)	(0.06)	(85)	(1.12)
Guaranteed student loans	5,463	50	3.64	5,523	50	3.70	(60)	(0.06)	124	(0.14)
Other direct	3,342	35	4.23	2,959	31	4.25	383	(0.02)	908	(0.18)
Indirect	11,388	91	3.19	11,299	91	3.25	89	(0.06)	315	(0.22)
Credit cards	732	18	9.63	716	17	9.56	16	0.07	115	(0.17)
Nonaccrual	899	6	2.81	946	5	1.98	(47)	0.83	(475)	0.05
Total loans	130,734	1,195	3.67	128,525	1,186	3.74	2,209	(0.07)	9,362	(0.25)
Securities available for sale:
Taxable	22,799	147	2.58	22,422	150	2.68	377	(0.10)	(35)	0.12
Tax-exempt - FTE [1]	263	3	5.26	264	3	5.25	(1)	0.01	—	0.08
Total securities available for sale	23,062	150	2.61	22,686	153	2.71	376	(0.10)	(35)	0.12
Federal funds sold and securities borrowed or purchased under agreements to resell	1,047	—	—	978	—	—	69	—	(60)	—
Loans held for sale	1,678	17	4.03	1,450	15	4.05	228	(0.02)	(1,862)	0.77
Interest-bearing deposits	25	—	0.16	22	—	0.13	3	0.03	4	0.10
Interest earning trading assets	3,827	19	1.98	3,682	17	1.87	145	0.11	(531)	0.38
Total earning assets	160,373	1,381	3.45	157,343	1,371	3.53	3,030	(0.08)	6,878	(0.15)
Allowance for loan and lease losses	(2,023)			(2,037)			14		120
Cash and due from banks	5,412			5,436			(24)		959
Other assets	14,675			14,827			(152)		419
Noninterest earning trading assets and derivatives	1,155			1,299			(144)		(634)
Unrealized gains on securities available for sale, net	228			103			125		(459)
Total assets	$179,820			$176,971			$2,849		$7,283
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$29,198	$6	0.08%	$27,707	$5	0.07%	$1,491	0.01	$3,183	0.02
Money market accounts	42,963	15	0.14	42,755	13	0.12	208	0.02	1,113	0.01
Savings	6,182	1	0.04	6,035	—	0.04	147	—	374	(0.01)
Consumer time	7,701	17	0.89	8,318	22	1.08	(617)	(0.19)	(1,462)	(0.26)
Other time	4,398	12	1.07	4,533	13	1.19	(135)	(0.12)	(638)	(0.27)
Total interest-bearing consumer and commercial deposits	90,442	51	0.22	89,348	53	0.24	1,094	(0.02)	2,570	(0.06)
Brokered time deposits	1,890	10	2.19	2,012	12	2.31	(122)	(0.12)	(148)	(0.35)
Foreign deposits	3	—	—	1	—	0.60	2	(0.60)	(34)	(0.13)
Total interest-bearing deposits	92,335	61	0.27	91,361	65	0.29	974	(0.02)	2,388	(0.06)
Funds purchased	825	—	0.09	989	—	0.08	(164)	0.01	168	(0.01)
Securities sold under agreements to repurchase	2,148	1	0.12	2,202	1	0.10	(54)	0.02	269	(0.01)
Interest-bearing trading liabilities	783	6	2.83	699	5	2.74	84	0.09	32	0.54
Other short-term borrowings	5,796	3	0.23	5,588	3	0.24	208	(0.01)	374	(0.01)
Long-term debt	12,014	66	2.21	11,367	58	2.05	647	0.16	2,314	0.02
Total interest-bearing liabilities	113,901	137	0.48	112,206	132	0.48	1,695	—	5,545	(0.02)
Noninterest-bearing deposits	40,030			39,048			982		1,323
Other liabilities	3,599			3,524			75		(38)
Noninterest-bearing trading liabilities and derivatives	296			466			(170)		(269)
Shareholders’ equity	21,994			21,727			267		722
Total liabilities and shareholders’ equity	$179,820			$176,971			$2,849		$7,283
Interest Rate Spread			2.97%			3.05%		(0.08)		(0.13)
Net Interest Income - FTE [1]		$1,244			$1,239
Net Interest Margin [2]			3.11%			3.19%		(0.08)		(0.14)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	December 31, 2013			September 30, 2013			June 30, 2013
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$56,208	$545	3.85%	$54,666	$535	3.88%	$54,490	$544	4.01%
Commercial real estate	5,071	39	3.07	4,615	37	3.18	4,262	35	3.27
Commercial construction	809	7	3.29	704	6	3.38	628	5	3.47
Residential mortgages - guaranteed	3,470	24	2.81	3,526	28	3.14	3,768	27	2.86
Residential mortgages -nonguaranteed	23,892	241	4.04	23,258	238	4.09	22,470	242	4.30
Home equity products	14,623	133	3.60	14,549	133	3.63	14,358	131	3.65
Residential construction	494	6	4.69	529	7	4.88	559	8	5.46
Guaranteed student loans	5,512	52	3.76	5,453	52	3.81	5,339	50	3.78
Other direct	2,740	30	4.31	2,563	28	4.33	2,434	27	4.41
Indirect	11,149	93	3.32	11,069	94	3.36	11,073	94	3.41
Credit cards	693	17	9.60	656	16	9.73	617	15	9.80
Nonaccrual	988	6	2.30	1,084	6	2.37	1,374	9	2.76
Total loans	125,649	1,193	3.77	122,672	1,180	3.81	121,372	1,187	3.92
Securities available for sale:
Taxable	21,995	147	2.67	22,494	140	2.49	22,834	141	2.46
Tax-exempt - FTE [1]	233	3	5.12	243	3	5.16	263	3	5.18
Total securities available for sale	22,228	150	2.70	22,737	143	2.52	23,097	144	2.49
Federal funds sold and securities borrowed or purchased under agreements to resell	871	—	0.02	1,029	—	0.01	1,107	—	—
Loans held for sale	1,767	17	3.80	3,344	30	3.58	3,540	29	3.26
Interest-bearing deposits	19	—	0.06	22	—	0.11	21	—	0.06
Interest earning trading assets	4,033	17	1.66	4,431	18	1.64	4,358	18	1.60
Total earning assets	154,567	1,377	3.53	154,235	1,371	3.53	153,495	1,378	3.60
Allowance for loan and lease losses	(2,051)			(2,112)			(2,143)
Cash and due from banks	5,335			3,867			4,453
Other assets	14,321			14,271			14,256
Noninterest earning trading assets and derivatives	1,482			1,529			1,789
Unrealized gains on securities available for sale, net	137			48			687
Total assets	$173,791			$171,838			$172,537
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$26,504	$4	0.06%	$25,435	$4	0.06%	$26,015	$4	0.06%
Money market accounts	42,756	13	0.12	43,019	13	0.12	41,850	13	0.13
Savings	5,816	—	0.04	5,802	1	0.04	5,808	1	0.05
Consumer time	8,605	24	1.09	8,895	25	1.12	9,163	26	1.15
Other time	4,645	14	1.19	4,830	15	1.26	5,036	17	1.34
Total interest-bearing consumer and commercial deposits	88,326	55	0.25	87,981	58	0.26	87,872	61	0.28
Brokered time deposits	2,008	12	2.37	1,989	12	2.44	2,038	14	2.54
Foreign deposits	2	—	—	18	—	0.11	37	—	0.13
Total interest-bearing deposits	90,336	67	0.30	89,988	70	0.31	89,947	75	0.33
Funds purchased	681	—	0.09	505	—	0.09	657	—	0.10
Securities sold under agreements to repurchase	1,957	1	0.11	1,885	1	0.13	1,879	1	0.13
Interest-bearing trading liabilities	627	4	2.75	720	5	2.58	751	4	2.29
Other short-term borrowings	5,424	4	0.27	5,222	3	0.27	5,422	3	0.24
Long-term debt	10,525	54	2.04	9,891	52	2.06	9,700	53	2.19
Total interest-bearing liabilities	109,550	130	0.47	108,211	131	0.48	108,356	136	0.50
Noninterest-bearing deposits	39,134			38,637			38,707
Other liabilities	3,336			3,428			3,637
Noninterest-bearing trading liabilities and derivatives	520			535			565
Shareholders’ equity	21,251			21,027			21,272
Total liabilities and shareholders’ equity	$173,791			$171,838			$172,537
Interest Rate Spread			3.06%			3.05%			3.10%
Net Interest Income - FTE [1]		$1,247			$1,240			$1,242
Net Interest Margin [2]			3.20%			3.19%			3.25%

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Six Months Ended
	June 30, 2014			June 30, 2013			Increase/(Decrease)
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$59,219	$1,082	3.69%	$54,129	$1,101	4.10%	$5,090	(0.41)
Commercial real estate	5,835	85	2.93	4,177	70	3.38	1,658	(0.45)
Commercial construction	950	16	3.36	645	12	3.61	305	(0.25)
Residential mortgages - guaranteed	3,171	57	3.62	3,922	54	2.73	(751)	0.89
Residential mortgages - nonguaranteed	23,891	480	4.02	22,428	479	4.27	1,463	(0.25)
Home equity products	14,455	257	3.59	14,361	260	3.64	94	(0.05)
Residential construction	480	10	4.37	587	15	5.02	(107)	(0.65)
Guaranteed student loans	5,493	100	3.67	5,368	102	3.85	125	(0.18)
Other direct	3,151	66	4.24	2,416	53	4.42	735	(0.18)
Indirect	11,344	181	3.22	11,035	190	3.47	309	(0.25)
Credit cards	724	35	9.59	617	30	9.66	107	(0.07)
Nonaccrual	922	11	2.39	1,443	20	2.84	(521)	(0.45)
Total loans	129,635	2,380	3.70	121,128	2,386	3.97	8,507	(0.27)
Securities available for sale:
Taxable	22,612	297	2.63	22,524	280	2.50	88	0.13
Tax-exempt - FTE [1]	263	7	5.26	278	7	5.20	(15)	0.06
Total securities available for sale	22,875	304	2.66	22,802	287	2.53	73	0.13
Federal funds sold and securities borrowed or purchased under agreements to resell	1,013	—	—	1,099	—	0.02	(86)	(0.02)
Loans held for sale	1,565	32	4.04	3,646	60	3.28	(2,081)	0.76
Interest-bearing deposits	24	—	0.14	21	—	0.09	3	0.05
Interest earning trading assets	3,754	36	1.93	4,290	34	1.57	(536)	0.36
Total earning assets	158,866	2,752	3.49	152,986	2,767	3.65	5,880	(0.16)
Allowance for loan and lease losses	(2,030)			(2,160)			130
Cash and due from banks	5,424			4,457			967
Other assets	14,754			14,344			410
Noninterest earning trading assets and derivatives	1,224			1,808			(584)
Unrealized gains on securities available for sale, net	166			740			(574)
Total assets	$178,404			$172,175			$6,229
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$28,456	$11	0.07%	$26,198	$9	0.07%	$2,258	—
Money market accounts	42,859	28	0.13	42,419	29	0.14	440	(0.01)
Savings	6,109	1	0.04	5,669	2	0.06	440	(0.02)
Consumer time	8,008	39	0.99	9,291	53	1.15	(1,283)	(0.16)
Other time	4,466	25	1.13	5,140	34	1.35	(674)	(0.22)
Total interest-bearing consumer and commercial deposits	89,898	104	0.23	88,717	127	0.29	1,181	(0.06)
Brokered time deposits	1,951	22	2.25	2,062	27	2.58	(111)	(0.33)
Foreign deposits	2	—	0.19	60	—	0.14	(58)	0.05
Total interest-bearing deposits	91,851	126	0.28	90,839	154	0.34	1,012	(0.06)
Funds purchased	907	—	0.09	686	—	0.10	221	(0.01)
Securities sold under agreements to repurchase	2,175	1	0.11	1,793	2	0.16	382	(0.05)
Interest-bearing trading liabilities	741	11	2.78	737	8	2.25	4	0.53
Other short-term borrowings	5,692	7	0.24	4,576	6	0.26	1,116	(0.02)
Long-term debt	11,692	124	2.13	9,530	104	2.20	2,162	(0.07)
Total interest-bearing liabilities	113,058	269	0.48	108,161	274	0.51	4,897	(0.03)
Noninterest-bearing deposits	39,542			38,397			1,145
Other liabilities	3,566			3,874			(308)
Noninterest-bearing trading liabilities and derivatives	377			548			(171)
Shareholders’ equity	21,861			21,195			666
Total liabilities and shareholders’ equity	$178,404			$172,175			$6,229
Interest Rate Spread			3.01%			3.14%		(0.13)
Net Interest Income - FTE [1]		$2,483			$2,493
Net Interest Margin [2]			3.15%			3.29%		(0.14)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Six Months Ended
	June 30		Increase/(Decrease)		June 30		Increase/(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%[4]
CREDIT DATA
Allowance for credit losses - beginning	$2,086	$2,205	($119)	(5)%	$2,094	$2,219	($125)	(6)%
(Benefit)/provision for unfunded commitments	(3)	(6)	3	50	(7)	2	(9)	NM
Provision for loan losses:
Commercial	18	42	(24)	(57)	57	106	(49)	(46)
Residential	32	78	(46)	(59)	80	190	(110)	(58)
Consumer	26	32	(6)	(19)	45	60	(15)	(25)
Total provision for loan losses	76	152	(76)	(50)	182	356	(174)	(49)
Charge-offs:
Commercial	(38)	(64)	(26)	(41)	(71)	(124)	(53)	(43)
Residential	(90)	(143)	(53)	(37)	(175)	(321)	(146)	(45)
Consumer	(30)	(26)	4	15	(63)	(61)	2	3
Total charge-offs	(158)	(233)	(75)	(32)	(309)	(506)	(197)	(39)
Recoveries:
Commercial	12	20	(8)	(40)	26	35	(9)	(26)
Residential	23	24	(1)	(4)	40	46	(6)	(13)
Consumer	10	10	—	—	20	20	—	—
Total recoveries	45	54	(9)	(17)	86	101	(15)	(15)
Net charge-offs	(113)	(179)	(66)	(37)	(223)	(405)	(182)	(45)
Allowance for credit losses - ending	$2,046	$2,172	($126)	(6)%	$2,046	$2,172	($126)	(6)%
Components:
Allowance for loan and lease losses					$2,003	$2,125	($122)	(6)%
Unfunded commitments reserve					43	47	(4)	(9)
Allowance for credit losses					$2,046	$2,172	($126)	(6)%
Net charge-offs to average loans (annualized):
Commercial	0.15%	0.29%	(0.14)	(48)%	0.14%	0.30%	(0.16)	(53)%
Residential	0.64	1.13	(0.49)	(43)	0.64	1.30	(0.66)	(51)
Consumer	0.38	0.34	0.04	12	0.42	0.43	(0.01)	(2)
Total net charge-offs to total average loans	0.35%	0.59%	(0.24)	(41)%	0.35%	0.67%	(0.32)	(48)%
Period Ended
Nonaccrual/nonperforming loans:
Commercial					$247	$304	($57)	(19)%
Residential					642	825	(183)	(22)
Consumer					10	12	(2)	(17)
Total nonaccrual/nonperforming loans					899	1,141	(242)	(21)
Other real estate owned (“OREO”)					136	198	(62)	(31)
Other repossessed assets					6	8	(2)	(25)
Nonperforming loans held for sale ("LHFS")					—	48	(48)	(100)
Total nonperforming assets					$1,041	$1,395	($354)	(25)%
Accruing restructured loans					$2,617	$2,781	($164)	(6)%
Nonaccruing restructured loans					365	415	(50)	(12)
Accruing loans past due > 90 days (guaranteed)					1,011	958	53	6
Accruing loans past due > 90 days (non-guaranteed)					34	47	(13)	(28)
Accruing LHFS past due > 90 days					1	1	—	—
Nonperforming loans to total loans					0.69%	0.94%	(0.25)	(27)%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS					0.80	1.14	(0.34)	(30)
Allowance to period-end loans [1,2]					1.55	1.75	(0.20)	(11)
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]					1.62	1.89	(0.27)	(14)
Allowance to nonperforming loans [1,2]					225	188	37	20
Allowance to annualized net charge-offs [1]					4.41x	2.97x	1.44x	48

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Three Months Ended
	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2014	2014	Amount	%	2013	2013	2013
CREDIT DATA
Allowance for credit losses - beginning	$2,086	$2,094	($8)	—%	$2,121	$2,172	$2,205
(Benefit)/provision for unfunded commitments	(3)	(4)	1	25	—	3	(6)
Provision for loan losses:
Commercial	18	39	(21)	(54)	14	77	42
Residential	32	48	(16)	(33)	60	(6)	78
Consumer	26	19	7	37	27	21	32
Total provision for loan losses	76	106	(30)	(28)	101	92	152
Charge-offs:
Commercial	(38)	(33)	5	15	(43)	(52)	(64)
Residential	(90)	(85)	5	6	(102)	(109)	(143)
Consumer	(30)	(33)	(3)	(9)	(30)	(28)	(26)
Total charge-offs	(158)	(151)	7	5	(175)	(189)	(233)
Recoveries:
Commercial	12	14	(2)	(14)	18	13	20
Residential	23	17	6	35	20	21	24
Consumer	10	10	—	—	9	9	10
Total recoveries	45	41	4	10	47	43	54
Net charge-offs	(113)	(110)	3	3	(128)	(146)	(179)
Allowance for credit losses - ending	$2,046	$2,086	($40)	(2)%	$2,094	$2,121	$2,172
Components:
Allowance for loan and lease losses	$2,003	$2,040	($37)	(2)%	$2,044	$2,071	$2,125
Unfunded commitments reserve	43	46	(3)	(7)	50	50	47
Allowance for credit losses	$2,046	$2,086	($40)	(2)%	$2,094	$2,121	$2,172
Net charge-offs to average loans (annualized):
Commercial	0.15%	0.12%	0.03	25%	0.16%	0.26%	0.29%
Residential	0.64	0.64	—	—	0.75	0.82	1.13
Consumer	0.38	0.47	(0.09)	(19)	0.42	0.39	0.34
Total net charge-offs to total average loans	0.35%	0.35%	—	—%	0.40%	0.47%	0.59%
Period Ended
Nonaccrual/nonperforming loans:
Commercial	$247	$229	$18	8%	$247	$275	$304
Residential	642	684	(42)	(6)	712	752	825
Consumer	10	12	(2)	(17)	12	10	12
Total nonaccrual/nonperforming loans	899	925	(26)	(3)	971	1,037	1,141
OREO	136	151	(15)	(10)	170	196	198
Other repossessed assets	6	7	(1)	(14)	7	9	8
Nonperforming LHFS	—	12	(12)	(100)	17	59	48
Total nonperforming assets	$1,041	$1,095	($54)	(5)%	$1,165	$1,301	$1,395
Accruing restructured loans	$2,617	$2,783	($166)	(6)%	$2,749	$2,744	$2,781
Nonaccruing restructured loans	365	358	7	2	391	406	415
Accruing loans past due > 90 days (guaranteed)	1,011	1,095	(84)	(8)	1,180	1,108	958
Accruing loans past due > 90 days (non-guaranteed)	34	42	(8)	(19)	48	55	47
Accruing LHFS past due > 90 days	1	1	—	—	—	—	1
Nonperforming loans to total loans	0.69%	0.72%	(0.03)	(4)%	0.76%	0.83%	0.94%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	0.80	0.85	(0.05)	(6)	0.91	1.04	1.14
Allowance to period-end loans [1,2]	1.55	1.58	(0.03)	(2)	1.60	1.67	1.75
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.62	1.70	(0.08)	(5)	1.72	1.80	1.89
Allowance to nonperforming loans [1,2]	225	223	2	1	212	201	188
Allowance to annualized net charge-offs [1]	4.41x	4.56x	(0.15x)	(3)	4.03x	3.58x	2.97x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions) (Unaudited)
	Three Months Ended June 30				Six Months Ended June 30
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total	Core Deposit Intangibles	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$14	$1,025	$37	$1,076	$17	$899	$40	$956
Amortization	(4)	—	(2)	(6)	(7)	—	(5)	(12)
Mortgage servicing rights (“MSRs”) originated	—	93	—	93	—	203	—	203
Fair value changes due to inputs and assumptions [1]	—	160	—	160	—	250	—	250
Other changes in fair value [2]	—	(78)	—	(78)	—	(152)	—	(152)
Sale of MSRs	—	(1)	—	(1)	—	(1)	—	(1)
Balance, June 30, 2013	$10	$1,199	$35	$1,244	$10	$1,199	$35	$1,244

Balance, beginning of period	$3	$1,251	$28	$1,282	$4	$1,300	$30	$1,334
Amortization	(2)	—	(2)	(4)	(3)	—	(4)	(7)
MSRs originated	—	36	—	36	—	68	—	68
MSRs purchased	—	76	—	76	—	76	—	76
Fair value changes due to inputs and assumptions [1]	—	(61)	—	(61)	—	(107)	—	(107)
Other changes in fair value [2]	—	(43)	—	(43)	—	(78)	—	(78)
Sale of asset management subsidiary	—	—	(9)	(9)	—	—	(9)	(9)
Balance, June 30, 2014	$1	$1,259	$17	$1,277	$1	$1,259	$17	$1,277
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
COMMON SHARE ROLLFORWARD (000’s)
Balance, beginning of period	534,780	536,097	537,549	538,653	540,187
Common shares issued for employee benefit plans, stock option, and restricted stock activity	109	37	11	325	130
Repurchase of common stock	(2,089)	(1,354)	(1,463)	(1,429)	(1,664)
Balance, end of period	532,800	534,780	536,097	537,549	538,653

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30
	2014	2014	2013	2013	2013	2014	2013
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net interest income	$1,209	$1,204	$1,213	$1,208	$1,211	$2,414	$2,432
Taxable-equivalent adjustment	35	35	34	32	31	69	61
Net interest income - FTE	1,244	1,239	1,247	1,240	1,242	2,483	2,493
Noninterest income	957	791	814	680	858	1,748	1,721
Total revenue - FTE	2,201	2,030	2,061	1,920	2,100	4,231	4,214
Gain on sale of asset management subsidiary	(105)	—	—	—	—	(105)	—
Total revenue - FTE excluding gain on sale of asset management subsidiary [2]	$2,096	$2,030	$2,061	$1,920	$2,100	$4,126	$4,214
Noninterest income	$957	$791	$814	$680	$858	$1,748	$1,721
Gain on sale of asset management subsidiary	(105)	—	—	—	—	(105)	—
Noninterest income excluding gain on sale of asset management subsidiary [2]	$852	$791	$814	$680	$858	$1,643	$1,721
Return on average common shareholders’ equity	7.29%	7.59%	7.99%	3.49%	7.12%	7.44%	6.95%
Effect of removing average intangible assets, excluding MSRs	3.00	3.19	3.62	1.61	3.23	3.09	3.17
Return on average tangible common shareholders' equity [3]	10.29%	10.78%	11.61%	5.10%	10.35%	10.53%	10.12%
Efficiency ratio [4,5]	68.93%	66.83%	66.05%	90.13%	66.07%	67.92%	65.02%
Impact of excluding amortization of intangible assets	(0.16)	(0.18)	(0.21)	(0.31)	(0.29)	(0.16)	(0.29)
Tangible efficiency ratio [5,6]	68.77%	66.65%	65.84%	89.82%	65.78%	67.76%	64.73%

	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Total shareholders' equity	$22,131	$21,817	$21,422	$21,070	$21,007
Goodwill, net of deferred taxes of $206 million, $193 million, $186 million, $180 million, and $174 million, respectively	(6,131)	(6,184)	(6,183)	(6,189)	(6,195)
Other intangible assets, net of deferred taxes of $1 million, $1 million, $2 million, $2 million, and $4 million, respectively, and MSRs	(1,276)	(1,281)	(1,332)	(1,285)	(1,240)
MSRs	1,259	1,251	1,300	1,248	1,199
Tangible equity	15,983	15,603	15,207	14,844	14,771
Preferred stock	(725)	(725)	(725)	(725)	(725)
Tangible common equity	$15,258	$14,878	$14,482	$14,119	$14,046
Total assets	$182,559	$179,542	$175,335	$171,777	$171,546
Goodwill	(6,337)	(6,377)	(6,369)	(6,369)	(6,369)
Other intangible assets including MSRs	(1,277)	(1,282)	(1,334)	(1,287)	(1,244)
MSRs	1,259	1,251	1,300	1,248	1,199
Tangible assets	$176,204	$173,134	$168,932	$165,369	$165,132
Tangible equity to tangible assets [7]	9.07%	9.01%	9.00%	8.98%	8.95%
Tangible book value per common share [8]	$28.64	$27.82	$27.01	$26.27	$26.08

Total loans	$129,744	$129,196	$127,877	$124,340	$122,031
Government guaranteed loans	(6,081)	(8,828)	(8,961)	(9,016)	(9,053)
Loans held at fair value	(292)	(299)	(302)	(316)	(339)
Total loans, excluding government guaranteed and fair value loans	$123,371	$120,069	$118,614	$115,008	$112,639
Allowance to total loans, excluding government guaranteed and fair value loans [9]	1.62%	1.70%	1.72%	1.80%	1.89%

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30
	2014	2014	2013	2013	2013	2014	2013
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net income available to common shareholders	$387	$393	$413	$179	$365	$780	$705
Form 8-K and other legacy mortgage-related items from the second quarter of 2014 and the third quarter of 2013:
Operating losses related to settlement of certain legal matters	204	—	—	323	—	204	—
Mortgage repurchase provision related to repurchase settlements	—	—	—	63	—	—	—
Provision for unrecoverable servicing advances	—	—	—	96	—	—	—
Net tax benefit related to subsidiary reorganization and other	—	—	—	(113)	—	—	—
Gain on sale of asset management subsidiary	(105)	—	—	—	—	(105)	—
Other legacy mortgage-related adjustments	(25)	—	—	—	—	(25)	—
Tax benefit related to above items	(25)	—	—	(190)	—	(25)	—
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [10]	$436	$393	$413	$358	$365	$829	$705

Net income per average common share, diluted	$0.72	$0.73	$0.77	$0.33	$0.68	$1.45	$1.31
Impact of Form 8-K and other legacy mortgage-related items	0.09	—	—	0.33	—	0.09	—
Net income per average common diluted share, excluding the impact of Form 8-K and other legacy mortgage-related items [10]	$0.81	$0.73	$0.77	$0.66	$0.68	$1.54	$1.31

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. Additionally, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 SunTrust presents total revenue - FTE excluding gain on sale of asset management subsidiary and noninterest income excluding gain on sale of asset management subsidiary. The Company believes revenue and noninterest income excluding the gain on sale of the asset management subsidiary is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs, (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.
6 SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
7 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
8 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
9 SunTrust presents a ratio of allowance to total loans, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss better depicts the allowance relative to loans that are covered by it.
10SunTrust presents net income available to common shareholders and net income per average common diluted share excluding items previously announced on Form 8-Ks filed with the SEC on October 10, 2013 and July 3, 2014, as well as other legacy mortgage-related items. The Company believes this measure is useful to investors because it removes the effect of material items impacting current and prior periods' results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT (Dollars in millions) (Unaudited)
	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	% Change	2014	2013	% Change
Statements of Income:
Net interest income	$651	$648	—%	$1,296	$1,297	—%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	651	648	—	1,296	1,297	—
Provision for credit losses [1]	42	85	(51)	95	177	(46)
Net interest income - FTE - after provision for credit losses	609	563	8	1,201	1,120	7
Noninterest income before securities gains/(losses)	381	370	3	743	727	2
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	381	370	3	743	727	2
Noninterest expense before amortization of intangible assets	731	687	6	1,440	1,386	4
Amortization of intangible assets	3	5	(40)	6	11	(45)
Total noninterest expense	734	692	6	1,446	1,397	4
Income - FTE - before provision for income taxes	256	241	6	498	450	11
Provision for income taxes	94	89	6	183	165	11
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	162	152	7	315	285	11
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$162	$152	7	$315	$285	11

Total revenue - FTE	$1,032	$1,018	1	$2,039	$2,024	1
Selected Average Balances:
Total loans	$41,524	$40,238	3%	$41,395	$40,286	3%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	19	35	(46)	21	38	(45)
Total assets	47,204	45,262	4	47,076	45,319	4
Consumer and commercial deposits	85,459	84,228	1	84,990	84,625	—
Performance Ratios:
Efficiency ratio	71.09%	67.99%		70.94%	68.98%
Impact of excluding amortization and associated funding cost of intangible assets	(2.01)	(2.48)		(2.04)	(2.57)
Tangible efficiency ratio	69.08%	65.51%		68.90%	66.41%
Other Information (End of Period):
Managed (discretionary) assets				$50,318	$50,141	—%
Non-managed assets				53,926	52,750	2
Total assets under administration				104,244	102,891	1
Brokerage assets				46,196	41,295	12
Total assets under advisement				$150,440	$144,186	4

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended June 30 [1]			Six Months Ended June 30 [1]
	2014	2013	% Change	2014	2013	% Change
Statements of Income:
Net interest income	$415	$395	5%	$810	$775	5%
FTE adjustment	34	30	13	68	60	13
Net interest income - FTE	449	425	6	878	835	5
Provision for credit losses [2]	7	12	(42)	30	68	(56)
Net interest income - FTE - after provision for credit losses	442	413	7	848	767	11
Noninterest income before securities gains/(losses)	312	288	8	586	547	7
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	312	288	8	586	547	7
Noninterest expense before amortization of intangible assets	385	359	7	802	703	14
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	385	359	7	802	703	14
Income - FTE - before provision for income taxes	369	342	8	632	611	3
Provision for income taxes	90	84	7	141	142	(1)
FTE adjustment	34	30	13	68	60	13
Net income including income attributable to noncontrolling interest	245	228	7	423	409	3
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$245	$228	7	$423	$409	3

Total revenue - FTE	$761	$713	7	$1,464	$1,382	6
Selected Average Balances:
Total loans	$61,359	$53,522	15%	$60,152	$53,010	13%
Goodwill	2,075	2,067	—	2,071	2,067	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	72,684	65,776	11	71,367	65,354	9
Consumer and commercial deposits	42,865	38,654	11	42,498	38,876	9
Performance Ratios:
Efficiency ratio	50.73%	50.23%		54.80%	50.95%
Impact of excluding amortization and associated funding cost of intangible assets	(0.81)	(1.01)		(0.92)	(1.08)
Tangible efficiency ratio	49.92%	49.22%		53.88%	49.87%

[1]
During the second quarter of 2014 the Company sold its registered asset management subsidiary, RidgeWorth; the results of which were previously reported within the Wholesale Banking segment. Current period results, including the gain on sale, and all prior period results have been transferred to the Corporate Other segment to provide for enhanced comparability for the Wholesale Banking segment excluding RidgeWorth.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	% Change	2014	2013	% Change
Statements of Income:
Net interest income	$140	$141	(1)%	$274	$268	2%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	140	141	(1)	274	268	2
Provision for credit losses [1]	24	49	(51)	50	113	(56)
Net interest income - FTE - after provision for credit losses	116	92	26	224	155	45
Noninterest income before securities gains/(losses)	119	131	(9)	219	329	(33)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	119	131	(9)	219	329	(33)
Noninterest expense before amortization of intangible assets	367	340	8	556	609	(9)
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	367	340	8	556	609	(9)
Loss - FTE - before benefit for income taxes	(132)	(117)	13	(113)	(125)	(10)
Benefit for income taxes	(48)	(48)	—	(43)	(52)	(17)
FTE adjustment	—	—	—	—	—	—
Net loss including income attributable to noncontrolling interest	(84)	(69)	22	(70)	(73)	(4)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net loss [2]	($84)	($69)	22	($70)	($73)	(4)

Total revenue - FTE	$259	$272	(5)	$493	$597	(17)
Selected Average Balances:
Total loans	$27,803	$27,574	1%	$28,043	$27,784	1%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	31,251	32,711	(4)	31,400	32,946	(5)
Consumer and commercial deposits	2,220	3,742	(41)	2,054	3,630	(43)
Performance Ratios:
Efficiency ratio	141.82%	124.82%		112.67%	101.98%
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio	141.82%	124.82%		112.67%	101.98%
Other Information:
Production Data
Channel mix
Retail	$2,204	$4,900	(55)%	$3,884	$9,635	(60)%
Wholesale	1	1,112	(100)	1	2,292	(100)
Correspondent	1,879	3,078	(39)	3,305	6,004	(45)
Total production	$4,084	$9,090	(55)	$7,190	$17,931	(60)
Channel mix - percent
Retail	54%	54%		54%	54%
Wholesale	—	12		—	13
Correspondent	46	34		46	33
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$1,366	$5,976	(77)	$2,722	$13,087	(79)
Purchase	2,718	3,114	(13)	4,468	4,844	(8)
Total production	$4,084	$9,090	(55)	$7,190	$17,931	(60)
Purchase and refinance mix - percent
Refinance	33%	66%		38%	73%
Purchase	67	34		62	27
Total production	100%	100%		100%	100%
Applications	$6,720	$12,899	(48)	$11,749	$25,111	(53)
Mortgage Servicing Data (End of Period):
Total loans serviced				$134,420	$140,129	(4)%
Total loans serviced for others				105,388	109,307	(4)
Net carrying value of MSRs				1,259	1,199	5
Ratio of net carrying value of MSRs to total loans serviced for others				1.195%	1.097%

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[2]
Excluding the $179 million net pre-tax charge related to legacy mortgage matters presented in Appendix A to the Earnings Release, Mortgage Banking net income was $31 million and $45 million for the three and six months ended June 30, 2014, respectively.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER (Dollars in millions) (Unaudited)
	Three Months Ended June 30 [1]			Six Months Ended June 30 [1]
	2014	2013	% Change [3]	2014	2013	% Change [3]
Statements of Income:
Net interest income	$3	$27	(89)%	$34	$92	(63)%
FTE adjustment	1	1	—	1	1	—
Net interest income - FTE	4	28	(86)	35	93	(62)
Provision for credit losses [2]	—	—	—	—	—	—
Net interest income - FTE - after provision for credit losses	4	28	(86)	35	93	(62)
Noninterest income before securities (losses)/gains	146	69	NM	202	116	74
Securities (losses)/gains, net	(1)	—	NM	(2)	2	NM
Total noninterest income	145	69	NM	200	118	69
Noninterest expense before amortization of intangible assets	30	(5)	NM	69	30	NM
Amortization of intangible assets	1	1	—	1	1	—
Total noninterest expense	31	(4)	NM	70	31	NM
Income - FTE - before provision for income taxes	118	101	17	165	180	(8)
Provision for income taxes	37	31	19	17	62	(73)
FTE adjustment	1	1	—	1	1	—
Net income including income attributable to noncontrolling interest	80	69	16	147	117	26
Less: net income attributable to noncontrolling interest	4	3	33	11	9	22
Net income	$76	$66	15	$136	$108	26

Total revenue - FTE	$149	$97	54	$235	$211	11
Selected Average Balances:
Total loans	$48	$38	26%	$45	$48	(6)%
Securities available for sale	22,975	22,919	—	22,782	22,620	1
Goodwill	31	40	(23)	36	40	(10)
Other intangible assets excluding MSRs	7	12	(42)	8	12	(33)
Total assets	28,681	28,788	—	28,561	28,556	—
Consumer and commercial deposits	(72)	(45)	60	(102)	(17)	NM
Other Information (End of Period):
Managed (discretionary) assets				$—	$43,327	(100)%
Non-managed assets				—	—	—
Total assets under administration				—	43,327	(100)
Brokerage assets				—	—	—
Total assets under advisement				$—	$43,327	(100)
Duration of investment portfolio (in years)				4.1	4.2
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months				3.2%	1.3%
Instantaneous 200 bp increase in rates over next 12 months				6.2%	2.3%
Instantaneous 25 bp decrease in rates over next 12 months				(0.6)%	(0.7)%

[1]
During the second quarter of 2014 the Company sold its registered asset management subsidiary, RidgeWorth; the results of which were previously reported within the Wholesale Banking segment. Current period results, including the gain on sale, and all prior period results have been transferred to the Corporate Other segment to provide for enhanced comparability for the Wholesale Banking segment excluding RidgeWorth.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	% Change [2]	2014	2013	% Change [2]
Statements of Income:
Net interest income	$1,209	$1,211	—%	$2,414	$2,432	(1)%
FTE adjustment	35	31	13	69	61	13
Net interest income - FTE	1,244	1,242	—	2,483	2,493	—
Provision for credit losses	73	146	(50)	175	358	(51)
Net interest income - FTE - after provision for credit losses	1,171	1,096	7	2,308	2,135	8
Noninterest income before securities (losses)/gains	958	858	12	1,750	1,719	2
Securities (losses)/gains, net	(1)	—	NM	(2)	2	NM
Total noninterest income	957	858	12	1,748	1,721	2
Noninterest expense before amortization of intangible assets [2]	1,513	1,381	10	2,867	2,728	5
Amortization of intangible assets	4	6	(33)	7	12	(42)
Total noninterest expense	1,517	1,387	9	2,874	2,740	5
Income - FTE - before provision for income taxes	611	567	8	1,182	1,116	6
Provision for income taxes [1]	173	156	11	298	317	(6)
FTE adjustment	35	31	13	69	61	13
Net income including income attributable to noncontrolling interest	403	380	6	815	738	10
Less: net income attributable to noncontrolling interest	4	3	33	11	9	22
Net income	$399	$377	6	$804	$729	10

Total revenue - FTE	$2,201	$2,100	5	$4,231	$4,214	—
Selected Average Balances:
Total loans	$130,734	$121,372	8%	$129,635	$121,128	7%
Goodwill	6,368	6,369	—	6,369	6,369	—
Other intangible assets excluding MSRs	26	47	(45)	29	50	(42)
Total assets	179,820	172,537	4	178,404	172,175	4
Consumer and commercial deposits	130,472	126,579	3	129,440	127,114	2
Performance Ratios:
Efficiency ratio	68.93%	66.07%		67.92%	65.02%
Impact of excluding amortization and associated funding cost of intangible assets	(0.16)	(0.29)		(0.16)	(0.29)
Tangible efficiency ratio	68.77%	65.78%		67.76%	64.73%
Other Information (End of Period):
Managed (discretionary) assets				$50,318	$93,468	(46)%
Non-managed assets				53,926	52,750	2
Total assets under administration				104,244	146,218	(29)
Brokerage assets				46,196	41,295	12
Total assets under advisement				$150,440	$187,513	(20)

[1]
Amortization expense related to qualified affordable housing investment costs is recognized in provision for income taxes for each of the periods presented as allowed by a recently adopted accounting standard. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.